EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-37304, 333-74940 and 333-114979 on Forms S-8 of our report dated March 31,
2005 (which report expresses an unqualified opinion and includes an explanatory paragraph for a change in accounting principle in 2002), appearing in this annual report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended January 01, 2005.





                           /S/ DELOITTE & TOUCHE LLP

                             KANSAS CITY, MISSOURI
                                  APRIL 1, 2005